Exhibit 10.23
* * *
INSTRUCTIONS FOR COMPLIANCE WITH
“TRUTH IN LEASING” REQUIREMENTS UNDER FAR § 91.23
Within 24 hours after execution of this Aircraft Lease Agreement:
Mail a copy of the executed document to the
following address via certified mail, return receipt requested:
Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125
43 hours prior to the first flight:
The lessee or conditional buyer, or the registered owner if the lessee is not a citizen of the
United States, must notify by telephone or in person the FAA Flight Standards district office nearest the airport where the flight will originate. Unless otherwise authorized by that office, the notification shall be given at least 48 hours before takeoff in the case of the first flight of that aircraft under that lease or contract:
Carry a copy of this Aircraft Lease Agreement in the aircraft at all times.
* * *

TIME SHARE AGREEMENT
THIS TIME SHARE AGREEMENT (“Agreement”) is entered this 20th day of November, 2004, by Western Refining Company, L.P., a Delaware Limited Partnership (“Sharor”), and                     an Individual (“Sharee”).
RECITALS
WHEREAS, Sharor operates an Aircraft, described on Exhibit A (“Aircraft”);
WHEREAS, Sharee desires to lease Aircraft with Sharor’s flight crew under a time sharing agreement; and
WHEREAS, Sharor desires to lease Aircraft and Sharor’s flight crew to Sharee under a time sharing agreement;
NOW, THEREFORE, the parties agree as follows;
     1. Provision of Aircraft. Sharor hereby provides Aircraft to Sharee on a time-sharing basis under FAR 91.501(b)(6) and (c)(1) for the period beginning on the date of execution and ending December 31, 2006, which shall constitute the “Time-sharing Term”.
     2. Consideration. Sharee shall pay Sharor for the following items as expenses of a specific flight for transportation provided under this agreement (as provided in FAR 91.501(d)):
a) Fuel, oil, lubricants, and other additives.
b) Travel expenses of the crew including food, lodging, and ground transportation.
c) Hangar and tie-down costs away from the aircrafts base of operation.
d) Insurance obtained for the specific flight.
e) Landing fees, airport taxes, and similar assessments.
f) Customs, foreign permit, and similar fees directly related to the flight.
g) In flight food and beverages.
h) Passenger ground transportation.
i) Flight planning and weather contract services.
j) An additional charge equal to One Hundred Percent (100%) of item (a) of this Section.
Sharor shall invoice to Sharee expenses under this section, broken down into line items for each permissible category. Payment shall be due on the invoice not later than thirty (30) days after the date of the invoice.
     3. Taxes. Sharee shall pay to Sharor and Sharor shall collect from Sharee any and all taxes due on the time-sharing arrangement including federal excise taxes imposed under Internal Revenue Code Section 4261.

     4. Scheduling of Aircraft. Sharee shall schedule with Sharor each use of the Aircraft. Sharee shall submit flight scheduling requests to Sharor as far in advance as reasonably possible. Sharor may approve or deny any flight scheduling request if the Aircraft has already been scheduled for use or for maintenance or inspections under Section 6.
     5. Delivery of Aircraft. The Aircraft shall be delivered to Sharee at the location outlined on Exhibit A, or such other location upon which the parties may agree.
     6. Maintenance. During the each flight occurring during the Time-sharing Term, Sharee agrees to keep the-Aircraft at all times in:
a) fully operational, duly certified, and airworthy condition; and
b) a condition adequate to comply with all regulations of the FAA and all laws, rules, regulations, and orders of all governments and governmental authorities
(domestic or foreign) having jurisdiction over the Aircraft and its use, operation, maintenance, repair, or storage.
The cost of all maintenance is borne by the Sharor. Aircraft maintenance and inspections take precedence over scheduling of Aircraft, unless such maintenance or inspections can be safely deferred in accordance with applicable laws and regulations and within the sound discretion of the Pilot-in-Command.
     7. Flight Operations and Operational Control. All flight operations by or on behalf of Sharee under this Agreement shall be conducted under Part 91 of the FAR. It is jointly agreed and acknowledged between Sharor and Sharee that Sharor shall have and exercise exclusive Operational Control of the Aircraft during all phases of all flights performed by or on behalf of Sharee, including all flights during which Sharee, and/or Sharee’s employees, guests, designees, or property are on-board the Aircraft.
     8. Authority of Pilot in Command. Notwithstanding that Sharor shall have Operational Control of the Aircraft during all Sharee’s flights, Sharor and Sharee agree that the Pilot in Command of any such flight, may, in his or her sole discretion, terminate the flight, refuse to commence the flight, or take any other flight-related action which in the judgment of the Pilot in Command is necessary to ensure the safety of the Aircraft, the Flight Crew, and all persons and property on board the Aircraft, and no such action of the Pilot in Command may support or be the basis of any claim of any kind against Sharor.
     9. Insurance. Sharor shall maintain bodily injury anal property damage liability insurance covering claims arising from the storage, maintenance, and operations of the Aircraft in an amount agreed to by all of the parties. Said policy shall be an occurrence policy naming Sharor named insured and Sharee as an Additional Named Insured. Sharor shall maintain all risk aircraft hull insurance in than the amount described as the Stipulated Loss Value on Exhibit “A”. Said policy shall name Sharor and any first lien holder as loss payees as their interests may appear. Sharor will provide

Sharee with a Certificate of Insurance upon execution of this Agreement, and provide 30 days notice in the event of cancellation, or non-renewal.
     10. Regulatory Compliance. Sharor shall: (a) not knowingly violate any legal requirement or insurance requirement applicable to the Aircraft; and (b) procure, maintain, and comply with all permits, licenses, and other authorizations required for any use of the Aircraft and for the proper operation, maintenance, and repair of the Aircraft. Sharee shall with the assistance of the Sharor, promptly join in the application for any permit or authorization with respect to legal requirements, if such joinder is necessary for operation and maintenance of the Aircraft in compliance with all applicable FARs and other Applicable law. The Sharor shall keep in effect at all times on and after the effective date of this Agreement, pursuant to the terms of FAR, registration of the Aircraft in the name of the Sharor and airworthiness certificates for the Aircraft and shall at all times and in all respects comply with all laws, acts, rules, regulations, orders and directions of any governmental, regulatory or judicial body exercising any power or jurisdiction over the Aircraft, or the use, operation, maintenance, or condition thereof, and with all licenses, permits and certificates issued to Sharor relating to the Aircraft and will maintain or cause to be maintained, the Aircraft in full compliance therewith. In the event that such laws, acts, rules, regulations, orders or directions require the alteration of the Aircraft, the Sharor shall direct the Sharee to conform therewith, and shall require the Sharee to maintain the same in proper condition for operation thereunder.
     11. Loss or Damage. Sharor assumes and shall bear the entire risk of loss, theft, confiscation, damage to, or destruction of the Aircraft from any cause whatsoever.
     12. Indemnification and Release. Sharor shall release, indemnify, defend and hold harmless Sharee and Sharee’s officers, directors, employees, agents, affiliates, representatives, subsidiaries, parent corporation, successors and assigns from and against any and all losses, liabilities, claims, judgments, damages, fines, penalties, and expenses (including, but not limited to, costs of investigation, defense and reasonable fees incurred for attorneys, expert witnesses, consultants, or litigation support) arising from or as a result of Sharee’s operations of the Aircraft and/or any services provided by Sharor to Sharee hereunder, except to the extent attributable to Sharee’s gross negligence or willful misconduct.
     13. Limitation of Liability. SHAROR SHALL NOT UNDER ANY CIRCUMSTANCES BE LIABLE TO SHAREE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, AND/OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE. SHAREE ACKNOWLEDGES AND AGREES THAT ANY INSURANCE PROCEEDS THAT IT MAY RECEIVE AND/OR THAT MAY BE PAID OUT ON BEHALF OF SHAREE SHALL BE SHAREE’S SOLE REMEDY FOR ANY DAMAGE, LOSS, OR EXPENSE ARISING FROM THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED BY THIS AGREEMENT.

     14. Default. Any of the following occurrences, conditions, or acts shall constitute an “Event of Default” under this Agreement:
(1)	If:
a) Sharor shall default in the observance or performance of any other material provision of this Agreement, and if such default shall continue for thirty (30) days, and the Sharor has failed to cure such “Event of Default”, then the Sharee shall give written notice to Sharor specifying such default and requesting that the same be cured; or
b) A receiver, trustee, custodian, or liquidator (or other similar official) of Sharor or of all or substantially all of its business or assets, or of the estate or interest of Sharor in the Aircraft shall be appointed and shall not be discharged within sixty (60) days thereafter or if Sharor shall consent to or acquiesce in such appointment; or
c) The interest of Sharor in the Aircraft shall be levied upon or attached in any proceeding and such process shall not be vacated or discharged within sixty (60) days after such levy or attachment.

(2)	If Sharee shall:
(i)	default in the payment of any bill due and payable to Sharor, or

(ii)	default in the observance or performance of any other material provision of this Agreement, and if such default shall continue: (A) as to clause (i) above, for thirty (30) days; or (B) as to clause (ii) above, for sixty (60) days, and the Sharee has failed to cure such “Event of Default,” then the Sharor shall give written notice to Sharee specifying such default and requesting that the same be cured; or
(a)	If a receiver, trustee, custodian, or liquidator (or other similar official) of Sharee or of all or substantially all of its business or assets or of the estate or interest of Sharee in the Aircraft shall be appointed and shall not be discharged within sixty (60) days thereafter or if Sharee shall consent to or acquiesce in such appointment; or

(b)	If the interest of Sharee in the Aircraft shall be levied upon or attached in any proceeding and such process shall not be vacated or discharged within sixty (60) days after such levy or attachment.
If an Event of Default is not cured, this Agreement shall terminate and the harmed Party shall be entitled to recover its damages including costs of collection and attorney’s fees from the defaulting Patty.

     15. Miscellaneous Provisions.
     a. Interpretive Provisions. This Agreement, and all terms, conditions, warranties, and representations herein, are for the sole and exclusive benefit of the signatories hereto. This Agreement constitutes the entire agreement of the parties as of its Effective Date and supersedes all prior or independent, oral or written agreements, understandings, statements, representations, commitments, promises, and warranties made with respect to the subject matter of this Agreement.
     b. Other Transactions. Except as specifically provided in this Agreement, none of the provisions of this Agreement, nor any oral or written statements, representations, commitments, promises, or warranties made with respect to the subject matter of this Agreement shall be construed or relied upon by any party as the basis of, consideration for, or inducement to engage in, any separate agreement, transaction or commitment for any purpose whatsoever.
     c. Severability and Unenforceable Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibitions or unenforceability in any jurisdiction. To the extent permitted by applicable law, Sharor and Sharee each hereby waives any provision of applicable law that renders any provision hereof prohibited or unenforceable in any respect.
     d. Enforcement. This Agreement, including all agreements, covenants, representations and warranties, shall be binding upon and inure to the benefit of, and may be enforced by Sharee, Sharor, and each of their agents, servants and personal representatives. In the event either party shall file any suit or other claim to enforce any provision of this Agreement, the prevailing party shall be entitled to recover from the other party all of the prevailing party’s reasonable attorney’s fees, court costs, and other costs of such enforcement immediately upon final adjudication of the controversy.
     e. Amendments. No term or provision of this Agreement may be amended, changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by both of the parties hereto.
     f. Non-Exclusive. Sharee acknowledges and agrees that the Sharor shall not be required to devote itself or any of its employees exclusively to the management and operation of the Aircraft. Sharee also retains the right to use any other management company at its discretion.
     g. Assignment. The Sharor shall not assign or otherwise transfer this Agreement, or any part thereof, or any of its fights or obligations hereunder without the prior written consent of the Sharee, which consent may be withheld at Sharee’s sole discretion.

     h. Headings of Articles and Sections. The headings of the various Articles and Paragraphs of this Agreement are merely for convenience or reference and do not limit the content of the Articles and Paragraphs.
     g. Governing Law. The parties agree that this Agreement shall be governed by the laws of the jurisdiction stated in Exhibit “A”.
     h. Notices, Consents, and Approvals. All notices, consents, and approvals required or authorized by this Agreement to be given by or on behalf of any parties to the others, shall be in writing and signed by a duly designated representative of the party by or on whose behalf they are given. Any notice or demand addressed as provided herein shall be deemed given when deposited in the United States Mail as registered or certified mail with pre-paid postage. Any notice or demand not mailed shall be deemed given when received by the intended party. Notices to Sharee shall be addressed to each party at the following addresses:
If to SHAROR:
Western Refining Co., LP
6500 Trowbridge Dr
El Paso, TX 79905
If to SHAREE:
     i. Nonwaiver of Rights. No waiver by any party, at any time, of any of the terms, conditions, covenants, or agreements herein, or of any forfeiture, shall be deemed or taken as a waiver at any time thereafter of the same or any other term, condition, covenant, or agreement herein contained, nor of the strict and prompt performance thereof.
     j. Force Majeure. Neither Sharor nor the Sharee shall be deemed in breach of this Agreement by reason of failure to perform any of its obligations hereunder, if, while, and to the extend that such failure is due to strikes, boycotts, labor disputes, embargoes, shortages of materials, acts of God, acts of the public enemy, acts of superior governmental authority, weather conditions, floods, riots, rebellion, sabotage, terrorism, or any other circumstances for which it is not responsible, and which are not within its control.

     k. Confidentiality. The terms of this Agreement and any information gained through its negotiation or performance, are considered confidential information by the parties, all of whom acknowledge that each might gain sensitive information about the business of the other in the course of this Agreement and will protect that information as it would its own.
SECTION 13. TRUTH IN LEASING
TRUTH 1N LEASING STATEMENT UNDER SECTION 91.23 OF THE FAR’s.
WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED AND IN ACCORDANCE WITH THE FOLLOWING PROVISIONS OF FAR:
CHECK ONE:

☐	91.409 (f) (1): A continuous airworthiness inspection program that is part of a continuous airworthiness maintenance program currently in use by a person holding an air carrier operating certificate or an operating certificate issued under FAR Part 121, 127, or 135 and operating that make and model aircraft under FAR Part 121 or operating that make and model under FAR Part 135 and maintaining it under FAR 135.411 (a) (2).

☐	91.409 (f) (2): An approved aircraft inspection program approved under FAR 135.419 and currently in use by a person holding an operating certificate issued under FAR Part 135.

☑	91.409 (f) (3): A current inspection program recommended by the manufacturer.

☐	91.409 (f) (4): Any other inspection program established by the registered owner or operator of the Aircraft and approved by the Administrator of the Federal Aviation Administration in accordance with FAR 91.409 (g).
THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF FAR:
CHECK ONE:

☐ 91.409 (f)(1)	☐ 0 91.409(f)(2)	☑ 91.409 (f)(3)	☐ 91.409 (f)(4)
AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED

FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.
THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.
IN WITNESS WHEREOF, the Sharor and the Sharee have each caused this Time Share Agreement to be duly executed as of the Effective Date.

SHAROR:

Western Refining Co., LP.

By:

Print:

Title:
General Partner

SHAREE:

Paul Foster

By:

Print:

Title:

Exhibit A

	Section	Item
1.	Recitals	Aircraft Make/Model:	Cessna 560XL
		FAA Registration No.:	N456JW
		Serial Number:	560-5033

2.	5	Operating Base/Delivery	8000 Airport Road
		Location:	Unite 10
Santa Teresa, NM 88008

3.	15	Governing Law	New Mexico